Exhibit 5.2

SIDLEY AUSTIN llp	BEIJING	NEW YORK
ONE SOUTH DEARBORN STREET	BRUSSELS	PALO ALTO
CHICAGO, IL 60603	CHICAGO	SAN FRANCISCO
(312) 853 7000	DALLAS	SHANGHAI
(312) 853 7036 FAX	FRANKFURT	SINGAPORE
	GENEVA	SYDNEY
	HONG KONG	TOKYO
	LONDON	WASHINGTON, D.C.
LOS ANGELES

FOUNDED 1866
December 15, 2010
Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois 60045
Re:	Issuance of Tangible Equity Units
Ladies and Gentlemen:
          We refer to (i) the Registration Statement on Form S-3 (File No. 333-165166) (the “Original Registration Statement”) filed by Wintrust Financial Corporation, an Illinois corporation (the “Company”), and Wintrust Capital Trust VI, a Delaware statutory trust, on March 3, 2010 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) Post-Effective Amendment No. 1 to the Original Registration Statement (the “Post-Effective Amendment”) filed by the Company on December 6, 2010 with the SEC. Pursuant to the Registration Statement and the exercise of the option pursuant to the Purchase Agreement (as defined below) to purchase additional 7.50% tangible equity units of the Company, stated amount $50 per unit (the “Units”) to cover overallotments, the Company is issuing 600,000 Units (the “Option Units”).
          This letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
          Each Option Unit consists of (1) a pre-paid stock purchase contract (each, an “Option Purchase Contract”) issued pursuant to the Purchase Contract Agreement (as defined below) under which the holder has purchased and the Company will agree to automatically deliver on December 15, 2013, subject to early settlement of such Option Purchase Contract pursuant to the provisions thereof and of the Purchase Contract Agreement, a number of shares of common stock, no par value per share, of the Company (“Option Common Stock”) determined pursuant to the terms of the Option Purchase Contract and the Purchase Contract Agreement, and (2) a 9.50% Junior Subordinated Amortizing Note due December 15, 2013, each of which will have an initial principal amount of $9.728182 (each, an “Option Amortizing Note”) issued pursuant to the Indenture (as defined below). The maximum number of shares of Option Common Stock deliverable pursuant to each Option Purchase Contract is 1.6666, subject to adjustment, so the maximum number of shares of Option Common Stock deliverable pursuant to the Option Purchase Contracts included in the Option Units (the “Maximum Issuable Option Shares”) is 999,960, subject to adjustment, and the aggregate principal amount of the Option Amortizing Notes included in the Option Units (the “Option Notes”) is $5,836,909.20.
Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Wintrust Financial Corporation
December 15, 2010

          In rendering the opinions expressed below, we have examined (i) the Original Registration Statement, as amended by the Post-Effective Amendment (collectively, the “Registration Statement”) and the exhibits filed therewith, (ii) the Company’s prospectus dated March 3, 2010 included in the Registration Statement (the “Base Prospectus”), (iii) the Company’s prospectus supplement dated December 7, 2010 supplementing the Base Prospectus and relating to the Units (the “Prospectus Supplement”), (iv) a free writing prospectus dated December 7, 2010, (v) the Purchase Agreement, dated December 7, 2010 (the “Purchase Agreement”), between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the underwriters named in Schedule A thereto, (vi) certain resolutions of the Board of Directors (the “Board”) of the Company adopted on October 28, 2010 and certain resolutions and a written consent of the Finance Committee of the Board adopted on December 6 and 7, 2010, respectively, each as certified by the Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect, relating to, among other things, the issuance and sale of Units, (vii) the Junior Subordinated Indenture, dated as of December 10, 2010 (the “Base Indenture”), between the Company and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 10, 2010 (the “Supplemental Indenture”; the Base Indenture as supplemented by the Supplemental Indenture is hereinafter called the “Indenture”), between the Company and the Trustee, (viii) the Purchase Contract Agreement, dated as of December 10, 2010 (the “Purchase Contract Agreement”), among the Company, U.S. Bank National Association, a national banking association, as purchase contract agent and attorney-in-fact for the holders of Purchase Contracts (the “Purchase Contract Agent”), and the Trustee, and (ix) the amended and restated articles of incorporation of the Company and the amended and restated by-laws of the Company, in each case, as certified by the Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect on the date hereof. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.
          Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:
          1. When the Option Units and the Option Purchase Contracts shall have been duly executed and delivered by the Company, and authenticated by the Purchase Contract Agent and the Trustee, all in accordance with the provisions of the Purchase Contract Agreement, and duly delivered to the purchasers thereof against payment of the agreed consideration therefor as contemplated by the Purchase Agreement, the Option Units and Option Purchase Contracts will

Wintrust Financial Corporation
December 15, 2010

constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other laws of general applicability relating to or affecting creditors’ rights generally, including, to the extent applicable, the rights of creditors of ‘financial companies’ (as defined in Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) or their affiliates, and to general principles of equity, regardless of whether considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”).
          2. When the Option Notes shall have been duly executed by the Company and authenticated by the Trustee, all as provided in the Indenture, and duly delivered to the purchasers thereof against payment of the agreed consideration therefor as contemplated by the Purchase Agreement, the Option Notes will constitute valid and legally binding obligations of the Company, subject to the Enforceability Exceptions.
          3. Each share of Option Common Stock will be legally issued, fully paid and non-assessable when issued upon settlement of the Option Purchase Contracts in accordance with the terms of the Purchase Contract Agreement.
          For the purposes of this letter, we have assumed that the shares of Option Common Stock issuable upon settlement of the Option Purchase Contracts will not exceed the Maximum Issuable Option Shares and that at the time of the issuance and delivery of such shares: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; and (ii) the amended and restated articles of incorporation of the Company and the amended and restated by-laws of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.
          This letter is limited to the laws of the State of Illinois and the State of New York and the federal laws of the United States of America.
          We do not find it necessary for the purposes of this letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the issuance and sale of the Option Units, the Option Purchase Contracts, the Option Notes or the shares of Option Common Stock.
          We hereby consent to the filing of this letter as an exhibit to the Company’s Current Report on Form 8-K being filed by the Company on December 15, 2010 with the SEC and to all references to our firm in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Wintrust Financial Corporation
December 15, 2010

Very truly yours,
/s/ Sidley Austin LLP